Exhibit 99.1

FULL HOUSE RESORTS ANNOUNCES SALE OF STOCKMAN’S CASINO FOR $9.2 MILLION

Las Vegas – September 3, 2024 – Full House Resorts (NASDAQ: FLL), through its wholly-owned subsidiary Stockman’s Casino, Inc. (the “Company”), has entered into an agreement with privately-owned Clarity Game LLC (“Clarity”) to sell the land, building, and certain other operating assets of Stockman’s Casino in Fallon, Nevada (“Stockman’s”) for total gross proceeds of approximately $9.2 million. The asset sale is expected to occur in two transactions: the sale of Stockman’s real property for $7.0 million, expected to close in late-September 2024; and the sale of certain remaining operating assets for $2.2 million, upon the receipt of customary gaming approvals. The Company will temporarily pay monthly rent of $50,000 to Clarity – and will continue to operate Stockman’s Casino – until the closing of the second transaction. Upon the second closing, the Company will transfer all of Stockman’s daily operations to Clarity.

“We are pleased to announce the sale of Stockman’s Casino to Michael Gaughan III, David Ross, and the rest of their team,” said Daniel R. Lee, President and Chief Executive Officer of Full House Resorts. “As we have continued to grow in size, we find it prudent to focus on our larger properties in our portfolio, including our newly-opened Chamonix and American Place casinos. We are proud of our transformation of Stockman’s Casino over the years, and know that Michael and David will drive continued improvement under their ownership.”

Cautionary Note Regarding Forward-looking Statements

This press release contains statements by us and our officers that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “expect,” “future,” “should,” “will” and similar references to future periods. Some forward-looking statements in this press release include the expected timing to complete the sale of Stockman’s real property and certain of its operating assets. Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Such risks include, without limitation, legal or regulatory restrictions, delays, or challenges related to the sale of Stockman’s Casino; and general macroeconomic conditions. Additional information concerning potential factors that could affect our financial condition and results of operations is included in the reports we file with the Securities and Exchange Commission, including, but not limited to, Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the most recently ended fiscal year and our other periodic reports filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or revise our forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

About Full House Resorts, Inc.

Full House Resorts owns, leases, develops and operates gaming facilities throughout the country. Our properties include American Place in Waukegan, Illinois; Silver Slipper Casino and Hotel in Hancock County, Mississippi; Chamonix Casino Hotel and Bronco Billy’s Casino in Cripple Creek, Colorado; Rising Star Casino Resort in Rising Sun, Indiana; Stockman’s Casino in Fallon, Nevada; and Grand Lodge Casino, located within the Hyatt Regency Lake Tahoe Resort, Spa and Casino in Incline Village, Nevada. For further information, please visit www.fullhouseresorts.com.

Contact:

Lewis Fanger, Chief Financial Officer

Full House Resorts, Inc.

702-221-7800

www.fullhouseresorts.com